FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2010

UNITED STATES CELLULAR CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-9712 (Commission File Number)	62-1147325 (I.R.S. Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)		60631 (Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

United States Cellular Corporation (“U.S. Cellular”) previously filed a Current Report on Form 8-K, dated February 24, 2010, disclosing that its President and Chief Executive Officer, John E. Rooney will retire in 2010. On May 6, 2010, Mr. Rooney notified U.S. Cellular that he will retire at the end of the day on May 31, 2010, and the U.S. Cellular board of directors appointed Mr. Rooney’s successor effective June 1, 2010.  On May 10, 2010, U.S. Cellular issued a press release which announced that Mary N. Dillon will replace John E. Rooney as president and chief executive officer effective June 1, 2010. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.  The following updates the disclosures in U.S. Cellular’s Form 8-K dated February 24, 2010 and provides additional disclosure relating to Mr. Rooney’s successor.  The following responds to each of the requirements under Item 5.02.

(a)           N/A – John E. Rooney did not resign due to any disagreement with U.S. Cellular.

(b)           On May 6, 2010, John E. Rooney notified U.S. Cellular that he will retire as its President and Chief Executive Officer and resign as a director of U.S. Cellular effective at the end of the day on May 31, 2010.

(c) (1)      On May 6, 2010, the U.S. Cellular board of directors appointed Mary N. Dillon President and Chief Executive Officer of U.S. Cellular effective June 1, 2010, to hold such office until her successor is chosen and shall qualify or until her earlier resignation or removal.  On such date, the U.S. Cellular board of directors also approved the letter agreement dated May 3, 2010 referred to below.

(2)           Ms. Dillon is 48 years old.  Ms. Dillon is currently Executive Vice President and Global Chief Marketing Officer of McDonald’s Corporation, a global restaurant company (NYSE: MCD).

The only executory arrangement or understanding between Ms. Dillon and any other person pursuant to which she was selected to serve in any office of U.S. Cellular is the letter agreement described in item (3) of this paragraph (c) below.

Ms. Dillon has no family relationship with any director or executive officer or person nominated or chosen by U.S. Cellular to become a director or executive officer of U.S. Cellular.

Ms. Dillon has been employed by McDonald’s Corporation in her current capacity since October 2005.  Prior to joining McDonald’s, Ms. Dillon had been employed by PepsiCo Corporation for five years, most recently as President of its Quaker Foods Division from September 2004 to September 2005.  Additional information regarding Ms. Dillon is set forth in the press release attached hereto as Exhibit 99.1 and incorporated by reference herein.

Ms. Dillon is not, and has not been during the past five years, a director in any company with a class of securities registered pursuant to section 12 of the Exchange Act or subject to the requirements of section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, except that Ms. Dillon is, and has been since 2007, a director of Target Corporation, which operates general merchandise and food discount stores in the United States (NYSE: TGT).

Since the beginning of 2009, there has not been any transaction, or series of similar transactions, and there is not currently any proposed transaction, or series of similar transactions, to which U.S. Cellular or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000, in which Ms. Dillon or any of her immediate family members had or will have a direct or indirect material interest.

(3)           U.S. Cellular entered into a letter agreement with Ms. Dillon dated  May 3, 2010 related to her employment with U.S. Cellular.  The following is a brief description of this letter agreement.  This brief description is qualified by reference to the complete terms of letter agreement attached as Exhibit 99.2, which are incorporated by reference herein.

A base salary of $725,000 per year through December 31, 2010, with a performance review following year-end 2010.

A one-time payment of $450,000 on the three month anniversary of Ms. Dillon’s date of employment.

A one-time payment of $250,000 on the fifteenth month anniversary of her date of employment.

A 2010 bonus of at least $580,000.

Starting in 2011, Ms. Dillon’s target bonus opportunity will be 80% of her base salary for the year.

A grant of 75,000 U.S. Cellular stock options on her first day of employment at a strike price equal to the closing price of U.S. Cellular’s stock on that date.  This grant will vest in 3 equal annual installments, with the first one-third vesting on the first anniversary of the date of the grant.

A grant of 20,000 U.S. Cellular restricted stock units.  This grant will be made on the first day of employment and cliff vest on the third anniversary of the date of the award.

In the event that Ms. Dillon terminates without Cause or for Good Reason (as defined in Exhibit 99.2) within two years of her starting date, she will fully vest in the foregoing stock option and restricted stock unit awards and will have one year from the date of such a termination to exercise these awards.  In addition, in the event that she terminates without Cause or for Good Reason within the first two years of her starting date, subject to certain conditions, she will receive an amount equal to one year of her then current salary.

A grant of an additional 75,000 U.S. Cellular stock options made on her first day of employment with U.S. Cellular at a strike price equal to the closing price of U.S. Cellular’s stock on that date.  This grant will cliff vest on the sixth anniversary of the date of the grant.

A grant of an additional 25,000 U.S. Cellular restricted stock units that will be made on her first day of employment with U.S. Cellular.  This grant will cliff vest on the sixth anniversary of the date of the grant.

Starting in 2011, annual grants of U.S. Cellular stock options and restricted stock units.

The total combined value of her 2011 and 2012 stock option award and restricted stock unit award will be no less than $1,800,000.

A seat on the U.S. Cellular Board when Ms. Dillon joins U.S. Cellular.

(d)(1)      Ms. Dillon was appointed as a director of U.S. Cellular effective June 1, 2010, to fill the vacancy that will exist as a result of the resignation of John E. Rooney.  Other information required pursuant to item (d)(1) with respect to Ms. Dillon is set forth in item (c) above.

(2)           Ms. Dillon was appointed as a director of U.S. Cellular pursuant to the terms of the letter agreement described in item (c) above.

(3)           Ms. Dillon has been appointed as a member of the Pricing Committee of the U.S. Cellular board of directors to succeed John E. Rooney effective June 1, 2010.

(4)           Information with respect to the absence of related transactions is set forth in item (c)(2) above.

(5)           Information with respect to the letter agreement between U.S. Cellular and Ms. Dillon is set forth in item (c)(3) above.

(e)           N/A – U.S. Cellular did not enter into or materially amend any material compensatory plan, contract or arrangement as to which John E. Rooney is a party, except to the extent previously disclosed in U.S. Cellular’s filings with the SEC.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:	May 12, 2010

By:	/s/ Steven T. Campbell
Steven T. Campbell Executive Vice President – Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description
99.1	Press Release dated May 10, 2010

99.2	Terms of Letter Agreement dated May 3, 2010 between U.S. Cellular and Mary N. Dillon

99.3	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement